Exhibit 23

910 Ridgebrook Road

Sparks, MD 21152

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66891) of Western Asset Management Company of our report dated June 20, 2012 relating to the financial statements of The Western Asset Management
401(k) Plan and Trust as of and for the year ended December 31, 2011, which appears in this Form 11-K.

/s/ Stout, Causey & Horning, P.A.

Sparks, Maryland

June 20, 2012

A Member of SC&H Group, LLC

Phone: (410) 403-1500 • Toll Free: (800) 832-3008 • Fax: (410) 403-1570 • Web: www.SCandH.com